UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 19, 2012

ARES COMMERCIAL REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North LaSalle Street, Suite 925, Chicago, IL	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 324-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On December 19, 2012, in connection with a previously announced private offering, Ares Commercial Real Estate Corporation (the “Company”) issued $69 million aggregate principal amount of its unsecured 7.000% Convertible Senior Notes due 2015 (the “Convertible Senior Notes”). Of this aggregate amount, $60.5 million aggregate principal amount of the Convertible Senior Notes was sold to the initial purchasers (including $9 million pursuant to the initial purchasers’ exercise in full of their overallotment option) and $8.5 million aggregate principal amount of the Convertible Senior Notes was sold directly to certain directors, officers and other affiliates of the Company in a private placement. The Convertible Senior Notes were issued pursuant to an Indenture, dated December 19, 2012 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The sale of the Convertible Senior Notes generated net proceeds of approximately $66.1 million.  Aggregate estimated offering expenses in connection with the transaction, including the initial purchasers’ discount of approximately $2.1 million, were approximately $2.9 million.

The Company intends to use the net proceeds of this offering to repay outstanding amounts under its secured funding facilities (which will increase the availability of funds under such facilities that it can use to invest in additional target assets) and for other general corporate purposes, which include investing in target assets in accordance with the Company’s investment objectives.

The Convertible Senior Notes will bear interest at a rate of 7.000% per year, payable semiannually in arrears on June 15 and December 15 of each year, beginning on June 15, 2013. The Convertible Senior Notes will mature on December 15, 2015 (the “Maturity Date”), unless previously converted or repurchased in accordance with their terms.  The Convertible Senior Notes are the Company’s senior unsecured obligations and rank senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated in right of payment to the Convertible Senior Notes; equal in right of payment to the Company’s existing and future unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness (including existing unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

Prior to the close of business on the business day immediately preceding June 15, 2015 holders may convert their Convertible Senior Notes only under certain circumstances set forth in the Indenture.  On or after June 15, 2015 until the close of business on the scheduled trading day immediately preceding the Maturity Date, holders may convert their Convertible Senior Notes at any time. Upon conversion, the Company will pay or deliver, as the case may be, at its election, cash, shares of its common stock or a combination of cash and shares of its common stock, provided that the Company has agreed that it will not elect to use a settlement method that results in it issuing more than 1,853,423 shares of Common Stock prior to obtaining stockholder approval in accordance with certain New York Stock Exchange requirements.  The conversion rate is initially 53.6107 shares of common stock per $1,000 principal amount of Convertible Senior Notes (equivalent to an initial conversion price of approximately $18.65 per share of common stock). The conversion rate will be subject to adjustment in some events, including for regular quarterly dividends in excess of $0.35 per share, but will not be adjusted for any accrued and unpaid interest. In addition, if certain corporate events occur prior to the Maturity Date, the conversion rate will be increased for converting holders.

The Company does not have the right to redeem the Convertible Senior Notes prior to maturity, except to the extent necessary to preserve its qualification as a real estate investment trust for U.S. federal income tax purposes. No sinking fund is provided for the Convertible Senior Notes. In addition, if the Company undergoes certain corporate events that constitute a “fundamental change,” the holders of the Convertible Senior Notes may require the Company to repurchase for cash all or part of their Convertible Senior Notes at a repurchase price equal to 100% of the principal amount of the Convertible Senior Notes to be repurchased, plus accrued and unpaid interest through, but excluding, the fundamental change repurchase date.

The Indenture contains certain covenants, including covenants requiring the Company to provide financial information to the holders of the Convertible Senior Notes and the Trustee if the Company ceases to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended.  These covenants are subject to important limitations and exceptions that are described in the Indenture.

The Company offered and sold $60.5 million aggregate principal amount of the Convertible Senior Notes to the initial purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to qualified institutional buyers (as defined in the Securities Act) pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers in the purchase agreement executed in connection with the sale of the Convertible Senior Notes. The Company offered and sold $8.5 million aggregate principal amount of the Convertible Senior Notes to certain directors, officers and other affiliates of the Company in reliance on the exemption from the registration provided by Rule 501(a) of Regulation D under the Securities Act. The Company relied on this exemption from registration based in part on representations made by these affiliate purchasers in the subscription agreement executed in connection with the sale of such Convertible Senior Notes.

The foregoing description of the Indenture and the Convertible Senior Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the Form of the 7.000% Convertible Senior Notes due 2015), filed as an exhibit hereto and incorporated by reference herein.

Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act.  Neither the Convertible Senior Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.  This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit Number	Description

4.1	Indenture dated as of December 19, 2012, between Ares Commercial Real Estate Corporation and U.S. Bank National Association, as Trustee.
4.2	Form of 7.000% Convertible Senior Note Due 2015 (included as part of Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: December 19, 2012

	By:	/s/ John B. Bartling, Jr.
	Name:	John B. Bartling, Jr.
	Title:	Chief Executive Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture dated as of December 19, 2012, between Ares Commercial Real Estate Corporation and U.S. Bank National Association, as Trustee.
4.2	Form of 7.000% Convertible Senior Note Due 2015 (included as part of Exhibit 4.1).